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Independent auditors' consent
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The board and shareholders IDS Selective Fund, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


KPMG Peat Marwick LLP




Minneapolis, Minnesota
July 28, 1997